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                                  EXHIBIT 99.1

BAY STATE GAS COMPANY

CONSOLIDATING STATEMENT OF INCOME AND RETAINED EARNINGS
For the twelve months ended December 31, 1996 with comparative amounts for 1995
(Unaudited, in thousands)


                                                                         Granite   Consolidated            1996           1995
                                            Bay State    Northern      State Gas    Reclassifi-   Bay State Gas  Bay State Gas
                                                  Gas   Utilities,  Trans., Inc.    cations and         Company        Company
                                              Company         Inc.  Consolidated   Eliminations    Consolidated   Consolidated
------------------------------------------------------------------------------------------------------------------------------
Operating Revenues                           $355,283     $77,065        $84,136       $(83,441)       $433,043       $431,572

Operating Expenses
  Recovered natural gas costs                 195,962      43,338         71,889        (81,198)        229,991        238,793
  Operations                                   74,868      16,431          9,000         (2,243)         98,056         87,435
  Maintenance                                   8,949       1,232            794              0          10,975          8,772
  Depreciation and amortization                21,329       4,435            833              0          26,597         26,076
  Other taxes, principally property taxes      10,093       2,367            427              0          12,887         11,814
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Total operating expenses                      311,201      67,803         82,943        (83,441)        378,506        372,890
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Operating income                               44,082       9,262          1,193              0          54,537         58,682
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Other income (expense)
  Income from investments                           0           0          1,347              0           1,347            296
  AFUDC and other                               7,212         200          1,110         (6,315)          2,207          1,271
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Income before interest and taxes               51,294       9,462          3,650         (6,315)         58,091         60,249
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Interest income                                  (230)       (217)             5              0            (442)          (624)
Interest expense                               13,116       3,731           (598)             0          16,249         17,125
Federal and  state taxes on income             12,511       2,116          1,760              0          16,387         16,719
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Net income                                     25,897       3,832          2,483         (6,315)         25,897         27,029
Retained earnings, beginning of period         84,319      36,630          1,466        (38,096)         84,319         77,476

Dividends declared                            (20,820)          0              0              0         (20,820)       (20,186)

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Retained earnings end of period              $ 89,396     $40,462        $ 3,949       $(44,411)       $ 89,396       $ 84,319
==============================================================================================================================

BAY STATE GAS COMPANY

CONSOLIDATING BALANCE SHEET
At December 31, 1996 with comparative amounts for 1995
(Unaudited, in thousands)


                                                                         Granite   Consolidated            1996           1995
                                            Bay State    Northern      State Gas    Reclassifi-   Bay State Gas  Bay State Gas
                                                  Gas   Utilities,  Trans., Inc.    cations and         Company        Company
                                              Company         Inc.  Consolidated   Eliminations    Consolidated   Consolidated
------------------------------------------------------------------------------------------------------------------------------
Assets
Plant, at cost                               $574,575    $125,874        $14,005       $      0        $714,454       $668,506
Accumulated depreciation & amortization       168,541      26,856          8,472              0         203,869        184,017
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Net plant                                     406,034      99,018          5,533              0         510,585        484,489
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Investment                                     64,933           2         19,406        (64,900)         19,441         11,346
Prepaid benefit plans                          17,361       2,272             41              0          19,674         24,838
Other long-term assets                          8,696         689            781           (457)          9,709          9,322

Current assets:
  Cash and temporary cash investment            5,422         660          1,071              0           7,153          5,004
  Accounts receivable, net                     48,846      12,632            337              0          61,815         52,386
  Accounts receivable associated companies      4,978       1,072          9,843        (15,893)              0              0
  Unbilled revenues                             9,031       1,412              0              0          10,443         12,145
  Deferred gas costs                           36,501       5,577              0              0          42,078         14,232
  Inventories, at average cost                 25,214       2,400             93              0          27,707         17,681
  Other                                         4,430         616            225              0           5,271          6,241
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Total current assets                          134,422      24,369         11,569        (15,893)        154,467        107,689
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Regulatory assets:
  Income taxes                                  4,408       6,279            372              0          11,059         12,345
  Other                                        22,754       5,941          2,460              0          31,155         15,627
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TOTAL ASSETS                                 $658,608    $138,570        $40,162       $(81,250)       $756,090       $665,656
==============================================================================================================================

CAPITALIZATION & LIABILITIES:
Common stock equity:
  Common stock                               $ 44,812    $      1        $    30       $    (31)       $ 44,812       $ 44,558
  Paid in capital                             102,089      12,688          7,770        (20,458)        102,089        100,695
  Retained earnings                            89,396      40,462          3,949        (44,411)         89,396         84,319
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Total common stock equity                     236,297      53,151         11,749        (64,900)        236,297        229,572
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Cumulative preferred stock:
  Non-redeemable                                2,572           0              0              0           2,572          2,572
  Redeemable                                    2,438           0              0              0           2,438          2,572
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Total cumulative preferred stock                5,010           0              0              0           5,010          5,144
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Long term debt:
  Revolving credit agreements                       0      18,000              0              0          18,000         13,000
  Notes                                       188,500      28,000              0              0         216,500        201,500
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Total long term debt                          188,500      46,000              0              0         234,500        214,500
Less current maturities of long-term debt           0     (18,000)             0              0         (18,000)            --
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Long-term  debt, net                          188,500      28,000              0              0         216,500        214,500
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Total capitalization                          429,807      81,151         11,749        (64,900)        457,807        449,216
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Long-term liabilities:
  Deferred taxes                               66,051      11,658          3,475              0          81,184         78,379
  Other long-term liabilities                  11,797       2,658          3,165           (457)         17,163         15,328
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Total long-term liabilities                    77,848      14,316          6,640           (457)         98,347         93,707
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Commitments and contingencies
Current Liabilities:
  Short-term debt                              64,175      10,500         11,825              0          86,500         33,950
  Current maturities of long-term debt              0      18,000              0              0          18,000             --
  Accounts payable                             34,653       5,801          7,329              0          47,783         43,917
  Accounts payable to associated companies      9,441       3,365          3,087        (15,893)              0             --
  Fuel purchase commitments                    21,071       1,917              0              0          22,988         14,165
  Refunds due customers                         9,107         755              0              0           9,862         16,158
  Deferred and accrued taxes                    6,538       1,201           (470)             0           7,269          6,839
  Other                                         5,968       1,564              2              0           7,534          7,704
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Total current liabilities                     150,953      43,103         21,773        (15,893)        199,936        122,733
------------------------------------------------------------------------------------------------------------------------------

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TOTAL CAPITALIZATION & LIABILITIES           $658,608    $138,570        $40,162       ($81,250)        $756,090      $665,656
==============================================================================================================================
